                                                                   Exhibit 10.42


                                                                [EXECUTION COPY]


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT effective as of February 9, 2000, between WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation (the "COMPANY"), and GERARD T. DRUMM (the "EXECUTIVE"), an individual residing at 40 Concord Street, Westbury, New York.


                                    RECITAL:

         The parties hereto desire to enter into this Agreement to provide for the employment of the Executive by the Company and for certain other matters in connection with such employment, all as set forth more fully in this Agreement.

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

         1. DUTIES. The Company agrees that the Executive shall be employed by the Company as its Executive Vice President - Mergers and Acquisitions, and the Executive agrees to be so employed, to devote his best efforts and substantially all of his business time to advance the interests of the Company and to perform such executive, managerial, administrative and other duties as are from time to time assigned to him by the President and Chief Executive Officer of the Company and are consistent with his position as a senior executive of the Company.

         2. TERM. Subject to SECTIONS 4 AND 5, the initial term of the Executive's employment hereunder shall commence on March 6, 2000 (the "Commencement Date") and shall continue for a term of 3 years, until March 6, 2003 ("EXPIRATION DATE"). If either party elects not to renew this Agreement following the Expiration Date, or if the parties are otherwise unable to agree to mutually acceptable terms for a renewal period within 180 days prior to the Expiration Date, then (subject to the provisions of SECTION 16) this Agreement shall terminate effective as of the Expiration Date.

         3.       COMPENSATION.

                  (a) SALARY. During the term of his employment under this Agreement, the Executive shall be paid an annual salary at the initial rate of not less than $225,000 (the "BASE SALARY"). The Base Salary may be increased from time to time by the Board of Directors of the Company (the "BOARD") in its sole and absolute discretion. The Board shall review the Base Salary at least annually at the end of each fiscal year of the Company. The Base Salary shall be paid in accordance with the Company's regular payroll practices.


EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 1
GERARD T. DRUMM

                                                                [EXECUTION COPY]


                  (b) BONUSES. Executive shall receive a signing bonus equal to $75,000, less applicable payroll deductions, payable (a) $50,000 on the Commencement Date and (b) $25,000 within 60 sixty days of the Commencement Date. At the end of each fiscal year of the Company that ends during the term of this Agreement and at such other times as the Board determines, the Board shall consider the award of a performance bonus to the Executive for such fiscal year. As the Executive's duties principally involve the identification and negotiation of strategic relationships, joint ventures and investments, as well as the development of such strategic relationships, joint ventures and investments, the Executive shall receive bonuses in the following amounts upon the achievement of the following milestones:

         Milestone                                            Bonus Amount
         ---------                                            ------------
         Negotiation and entrance into                        $30,000
         2 or more strategic relationships,
         joint ventures, or investments

         Outside investment of $10,000,000                    $25,000
         or more into any entity in which
         the Company owns 30% or more
         of the outstanding equity

         Under-written initial public offering                $75,000
         of any class of securities by any entity
         in which the Company owns 30% or
         more of the outstanding equity

                  Each bonus shall be awarded independent of each other bonus. The Executive will receive a bi-weekly draw against future bonuses in amount equal to $961.53, less applicable payroll deductions.

                  (c) FRINGE BENEFITS. The Executive shall be entitled to participate in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other officers and key executives of the Company from time to time.

                  (d) REIMBURSEMENT OF EXPENSES. The Executive shall be reimbursed for all normal items of travel, entertainment and miscellaneous business expenses reasonably incurred by him on behalf of the Company, provided that such expenses are documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time.

                  (e) STOCK OPTIONS. The Executive and the Company have entered into a Stock Option Grant Agreement, pursuant to which the Executive has been granted certain options to purchase 200,000 shares of the Common Stock of the Company, on the terms and subject to the conditions set forth therein, EXCEPT that should a Change in Control (as defined

EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 2
GERARD T. DRUMM

                                                                [EXECUTION COPY]

below) occur, any options to purchase securities of the Company that were not previously vested will immediately and fully vest.

                  (f) ENTIRE COMPENSATION. The compensation provided for in this Agreement shall constitute full payment for the services to be rendered by the Executive to the Company hereunder.

         4.       DEATH OR TOTAL DISABILITY OF THE EXECUTIVE.

                  (a) DEATH. In the event of the death of the Executive during the term of this Agreement, this Agreement shall terminate effective as of the date of the Executive's death, and the Company shall not have any further obligation or liability under this Agreement except that the Company shall: (i) pay to the Executive's estate any portion of the Executive's Base Salary for the period up to the Executive's date of death that has been earned but remains unpaid; (ii) pay to the Executive's estate any benefits that have accrued to the Executive under the terms of the benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans; and (iii) vest any options to purchase securities of the Company that were not previously vested pursuant to the schedule in SECTION 5(B).

                  (b) TOTAL DISABILITY. In the event of the Total Disability (as that term is hereinafter defined) of the Executive, for (i) a period of 180 consecutive days or (ii) for any 180 days within a period of 360 consecutive days, at any time during the term of this Agreement, the Company shall have the right to terminate the Executive's employment hereunder by giving the Executive 30 days' written notice thereof, and, upon expiration of such 30-day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall: (i) pay to the Executive any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; (ii) pay to the Executive any benefits that have accrued to the Executive under the terms of the benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans; and (iii) vest any options to purchase securities of the Company that were not previously vested pursuant to the schedule in SECTION 5(B). The term "TOTAL DISABILITY," when used herein, shall mean a mental or physical condition that in the reasonable opinion of the Board renders the Executive unable or incompetent to carry out the essential functions of the job responsibilities he held or the tasks that he was assigned at the time the disability was incurred.

         5.       TERMINATION.

                  (a) TERMINATION BY THE COMPANY FOR CAUSE. The Company may discharge the Executive and thereby terminate his employment hereunder upon written notice to the Executive for any of the following reasons: (i) material violation of any policy regarding substance abuse as may be promulgated by the Company from time to time; (ii) the willful failure to substantially perform the duties or responsibilities of his position as those may be delegated or assigned to the Executive by the President and CEO or by the Board in accordance with this Agreement; (iii) any material breach of any covenant or agreement contained in


EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 3
GERARD T. DRUMM
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                                                                [EXECUTION COPY]

SECTIONS 6 OR 7 of this Agreement; (iv) engaging in conduct that is intended to cause material damage to the Company or its business reputation; (v) conviction (by trial or guilty plea) or a plea of non-contest, NOLO CONTENDERE or similar plea to a felony (or misdemeanor which the Company determines has, or is reasonably reported expected to have a material adverse effect on the Company or its reputation) which has become non-appealable; (vi) adjudication as an incompetent; or (vii) misappropriation of any funds or property of the Company materially affecting the Company, theft, embezzlement or fraud; provided, however, that with respect only to subsections (i) and (ii) above, the Company shall not discharge the Executive for cause unless the Executive fails, refuses or for any reason does not cure such violation to the reasonable satisfaction of the Company within 30 days following written notice from the Company that there exists a reason for discharge for cause. In the event that the Company shall discharge the Executive pursuant to this SECTION 5(A), the Company shall not have any further obligation or liability under this Agreement, except that the Company shall pay to the Executive: (i) any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Executive under the terms of the benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans.

                  (b) OTHER TERMINATION BY THE COMPANY. The Company may discharge the Executive and thereby terminate his employment hereunder at any time upon 10 business days' prior written notice for any reason other than one specified in SECTION 5(A). If the Company shall terminate the employment of the Executive for any reason other than one specified in SECTION 5(A), the Executive shall be entitled to: (i) be paid any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; (ii) be paid a severance payment equal to an amount equal to the Executive's Base Salary for a period of 6 months, if and only if Executive has been employed be the Company for a period greater than 16 months; (iii) be paid any benefits that have accrued to the Executive under the terms of any benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans; and (iv) have any options to purchase securities of the Company that were not previously vested vest pursuant to the following schedule:

                  LENGTH EMPLOYED           % OF OPTIONS VESTING
                  0-3 months                          0
                  3-9 months                          40%
                  9-15 months                         60%
                  15-21 months                        80%
                  more than 21 months                 100%

                  (the sum of options vesting may not exceed 100% of options granted)

                  (c) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment hereunder at any time upon 10 business days' prior written notice for Good Reason (as defined below). If the Agreement is so terminated, the Executive shall be entitled to: (i) be


EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 4
GERARD T. DRUMM
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                                                                [EXECUTION COPY]

paid any portion of the Executive's Base Salary for the period up to the date of termination that has been earned but remains unpaid; (ii) be paid a severance payment equal to an amount equal to the Executive's Base Salary for a period of 12 months, if and only if Executive has been employed be the Company for a period greater than 6 months; (iii) be paid any benefits that have accrued to the Executive under the terms of any benefit plans of the Company in which he is a participant, which benefits shall be paid in accordance with the terms of those plans; and (iv) have any options to purchase securities of the Company that were not previously vested vest pursuant to the schedule in SECTION 5(B) except in the case of (D) below, which shall be governed by SECTION 3(E). For purposes of this Agreement, "GOOD REASON" means, without the Executive's express written consent, any of the following circumstances:

                  (A) Executive's removal from his position as Executive Vice President, or a significant diminution in the nature or status of Executive's responsibilities;

                  (B) Executive being assigned to any duties inconsistent with Executive's status as an executive of the Company holding the position of Executive Vice President;

                  (C) A reduction by the Company in Executive's Base Salary or benefits;

                  (D) A Change in Control occurs; for purposes of this SECTION 5(C)(D), a "CHANGE IN CONTROL" means any one of the following: (I) an acquisition of 50% or more of the combined voting power of all of the Company's securities, (II) a merger where, following the transaction, the Company's stockholders own 50% or less of the voting securities of the surviving or resulting entity, (III) the liquidation or sale of substantially all of the assets of the Company, or (IV) the individuals who currently form a majority of the Board cease to be a majority of the Board, unless the new directors are nominated for election by the current Board or their nominated successors.

         6.       NON-DISCLOSURE AND NON-COMPETITION.

         (a) NON-DISCLOSURE. The Executive acknowledges that in the course of performing services for the Company, the Executive may have had access to confidential and proprietary information and records, data and other trade secrets of the Company ("CONFIDENTIAL INFORMATION"). Confidential Information shall include, without limitation, the following types of information or material, both existing and contemplated, regarding the Company, or its subsidiary or affiliated companies: corporate information, including plans, strategies, policies, resolutions, and any litigation or negotiations; marketing information, including strategies, methods, customers, prospects, or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors, and holdings; operational and scientific information, including trade secrets and technical information; and personnel information, including personnel lists, resumes, personnel data, organizational structure, compensation structure, and performance evaluations. The Executive agrees that, during his


EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 5
GERARD T. DRUMM
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                                                                [EXECUTION COPY]

employment by the Company hereunder and after the termination or expiration of the Executive's employment hereunder, to keep the Confidential Information secret and confidential; not to publish, disclose or divulge the Confidential Information to any other party; not to use any of the Confidential Information for the Executive's own benefit or to the detriment of the Company without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Executive. The Executive also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence for the relevant time period of the Company's obligation. Notwithstanding the foregoing, the provisions of this SECTION 6(A) will not apply when the Confidential Information (i) is publicly disclosed other than by the Executive or (ii) is the subject of a valid order of a court or administrative agency.

                  (B) NON-COMPETITION. The Executive agrees that, during his employment by the Company hereunder and for an additional period of 1 year after the termination or expiration of the Executive's employment hereunder, neither the Executive nor any corporation or other entity in which the Executive may be interested as a partner, trustee, director, officer, executive, employee, agent, shareholder, lender of money or guarantor, or for which he performs services in any capacity (including as a consultant or independent contractor) shall at any time during such period (i) be engaged, directly or indirectly, in any Competitive Business (as that term is hereinafter defined) or (ii) solicit, hire, contract for services or otherwise employ, directly or indirectly, any of the executives of the Company. Nothing herein contained shall be deemed to prevent the Executive from investing in or acquiring one per cent or less of any class of securities of any company if such class of securities is listed on a national securities exchange or is quoted on the Nasdaq Stock Market. For purposes of this SECTION 6(B), the term "COMPETITIVE BUSINESS" shall mean any business that engages in the development of businesses that conduct business-to-business transactions via an electronic commerce system, or which engages in any other activities that are competitive with the business of the Company at the time of termination or expiration of this Agreement. If the Executive violates any provision of this SECTION 6(b), the 1-year restrictive period set forth herein shall be extended for the duration of any such violation, so that the Company enjoys the full term of such restrictive period. Notwithstanding the foregoing, the Company acknowledges and agrees that the provisions of this SECTION 6(B) shall not apply if the Executive's employment is terminated under the provisions of SECTIONS 5(B) OR 5(C).

         7. COMPANY DOCUMENTATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all documentation, disks, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company's business that are in the possession or under the control of the Executive.

         8. INJUNCTIVE RELIEF. The Executive acknowledges that his compliance with the agreements in SECTIONS 6 AND 7 is necessary to protect the good will and other proprietary interests of the Company and that he is one of the principal executives of the Company and

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GERARD T. DRUMM
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                                                                [EXECUTION COPY]

conversant with its affairs, its trade secrets and other proprietary information. The Executive acknowledges that a breach of any of his agreements in SECTIONS 6 AND 7 hereof will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Executive agrees that in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

         9. SUPERSEDES OTHER AGREEMENTS. This Agreement supersedes and is in lieu of any and all other employment arrangements between the Executive and the Company.

         10. AMENDMENTS. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

         11. ENFORCEABILITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

         12. CONSTRUCTION. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without reference to its conflict of laws provisions.

         13.      ASSIGNMENT.

                  (a) BY THE COMPANY. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. The Company shall require each and every successor (whether direct or indirect, by asset or stock purchase, share exchange, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as provided above that executes and delivers the agreement provided for in this SECTION 13(A) or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Notwithstanding the provisions of this Section 13(a), if the Company and the Executive agree to the employment of the Executive by an affiliate or subsidiary of the Company, then this Agreement may be assigned by the Company to such affiliate or subsidiary.

                  (b) BY THE EXECUTIVE. This Agreement and the obligations created hereunder may not be assigned by the Executive, but all rights of the Executive hereunder shall inure to the



EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 7
GERARD T. DRUMM
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                                                                [EXECUTION COPY]


benefit of and be enforceable by his heirs, devisees, legatees, executors, administrators and personal representatives.

         14. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

                  If to the Company:        WorldWide Web NetworX Corporation
                                            521 Fellowship Road, Suite 130
                                            Mount Laurel, NJ 08054
                                            Attention:  President and CEO
                                            Fax:  856-914-0842

                  If to the Executive:      Gerard T. Drumm
                                            40 Concord Street
                                            Westbury, NY  11590

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         15. WAIVERS. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

         16. SURVIVAL OF COVENANTS. The provisions of SECTIONS 6, 7 AND 8 hereof shall survive any termination or expiration of this Agreement. Furthermore, any provision of this Agreement which provides a benefit to the Executive and which by the express terms hereof does not terminate upon the termination of the Executive's employment shall remain binding upon the Company until such time as such benefits are paid in full to the Executive or his successors.

                      [The signature page is the next page]


EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 8
GERARD T. DRUMM

                                                                [EXECUTION COPY]


         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                  WORLDWIDE WEB NETWORX CORPORATION


                                  By: /s/  Warren Rothstein
                                      ---------------------------------
                                      Name:  Warren Rothstein
                                      Title:  President and CEO



                                  /s/  Gerard T. Drumm
                                  -------------------------------------
                                  Gerard T. Drumm


EMPLOYMENT AGREEMENT            FEBRUARY 9, 2000                          PAGE 9
GERARD T. DRUMM